As filed with the Securities and Exchange Commission on March 27, 2009.
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IMPAX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0403311

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544

(Address of Principal Executive Offices)	(Zip Code)
IMPAX LABORATORIES, INC. 1995 STOCK INCENTIVE PLAN
IMPAX LABORATORIES, INC. 1999 EQUITY INCENTIVE PLAN
IMPAX LABORATORIES, INC. 2001 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
IMPAX LABORATORIES, INC. AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

(Full title of the plan)
Arthur A. Koch, Jr.
Senior Vice President, Finance, and Chief Financial Officer
Impax Laboratories, Inc.
30831 Huntwood Avenue
Hayward, CA 94544
(510) 476-2000
(Name and address of agent for service; telephone number,
including area code, of agent for service)
Copies to:
Michael Joseph, Esquire
Blank Rome LLP
600 New Hampshire Avenue, NW
Washington, DC 20037
(202) 772-5959
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐	Large accelerated filer

☐	Accelerated filer

☑	Non-accelerated filer (do not check if a smaller reporting company)

☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			maximum	maximum
	Amount		offering	aggregate	Amount of
	to be		price per	offering	registration
Title of securities to be registered	registered (1)		share (2)	price (2)	fee
Common Stock, par value $0.01 per share (3)	8,400.00	(4)	(4)	$25,512.50	$1.42
Common Stock, par value $0.01 per share (3)	1,975,063.25	(5)	(5)	$14,326,036.25	$799.39
Common Stock, par value $0.01 per share (3)	122,485.00	(6)	(6)	$674,892.35	$37.66
Common Stock, par value $0.01 per share (3)	6,473,862.50	(7)	(7)	$75,369,122.43	$4,205.60
Common Stock, par value $0.01 per share (3)	2,407,933.00	(8)	(8)	$13,267,710.83	$740.34
Common Stock, par value $0.01 per share (3)	435,793.00	(9)	(9)	$2,401,219.43	$133.99
Total	11,423,536.75		n/a	$106,064,493.79	$5,918.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock, par value $0.01 per share (“Common Stock”), set forth above, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the Impax Laboratories, Inc. 1995 Stock Incentive Plan, as amended (the “1995 Plan”), Impax Laboratories, Inc. 1999 Equity Incentive Plan, as amended (the “1999 Plan”), Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (the “2002 Plan”) and Impax Laboratories, Inc. 2001 Non-Qualified Employee Stock Purchase Plan (the “2001 Plan” and, together with the 1995 Plan, 1999 Plan and 2002 Plan, the “Plans”), may become issuable pursuant to the anti-dilution provisions of the Plans.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act.

(3)	Each share of Common Stock includes the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Preferred Stock Rights Agreement, dated as of January 20, 2009, between the Company and StockTrans, Inc., as Rights Agent. The value attributable to the right to purchase Series A Junior Participating Preferred Stock, if any, is reflected in the offering price of the Common Stock.

(4)	Represents shares of Common Stock underlying options granted under the 1995 Plan. The registration fee is based on the exercise price of the options to purchase shares of Common Stock granted under the 1995 Plan, as set forth in the table below.

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price per	aggregate
	registered	share	offering price
	2,400	$3.0000	$7,200.00
	5,000	$3.0000	$15,000.00
	1,000	$3.3125	$3,312.50
Total - 1995 Plan:	8,400		$25,512.50

(5)	Represents shares of Common Stock underlying options granted under the 1999 Plan. The registration fee is based on the exercise price of the options to purchase shares of Common Stock granted under the 1999 Plan, as set forth in the table below.

	Proposed	Proposed
	maximum	maximum
Amount to be	offering price per	aggregate
registered	share	offering price
334	$0.75	$250.00
214,182	$6.72	$1,439,303.04
230,000	$6.72	$1,545,600.00
71,375	$8.37	$597,408.75
63,260	$5.87	$371,336.20
19,100	$5.15	$98,365.00
78,875	$4.26	$336,007.50
17,500	$6.50	$113,750.00
26,000	$6.50	$169,000.00
21,800	$10.19	$222,142.00
14,000	$10.19	$142,660.00
60,450	$11.11	$671,599.50
30,000	$11.11	$333,300.00
27,500	$11.95	$328,625.00
20,000	$6.72	$134,400.00
5,000	$6.72	$33,600.00
80,000	$7.10	$568,000.00
10,000	$6.50	$65,000.00
10,506	$4.625	$48,590.25
95,525	$5.25	$501,506.25
181,795	$5.625	$1,022,596.88
110,800	$5.00	$554,000.00
20,000	$5.25	$105,000.00
20,000	$5.625	$112,500.00
14,000	$5.625	$78,750.00
27,015	$3.875	$104,683.13
8,000	$4.00	$32,000.00
41,875	$3.07	$128,556.25
143,779.25	$3.04	$437,088.92
937	$6.72	$6,296.64
375	$6.72	$2,520.00
188	$6.72	$1,263.36
374	$6.72	$2,513.28
687	$6.72	$4,616.64
288	$6.72	$1,935.36
262	$6.72	$1,760.64
374	$6.72	$2,513.28

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price per	aggregate
	registered	share	offering price
	833	$6.72	$5,597.76
	374	$3.04	$1,136.96
	562	$3.04	$1,708.48
	2,812	$3.04	$8,548.48
	1,312	$3.04	$3,988.48
	312	$6.72	$2,096.64
	937	$3.04	$2,848.48
	80,500	$22.15	$1,783,075.00
	687	$3.04	$2,088.48
	328	$3.04	$997.12
	30,000	$6.72	$201,600.00
	64,000	$9.00	$576,000.00
	26,250	$8.85	$232,312.50
	100,000	$11.85	$1,185,000.00
Total - 1999 Plan:	1,975,063.25		$14,326,036.25

(6)	Represents the remaining shares of Common Stock authorized for issuance under the 1999 Plan. The registration fee is based on a price of $5.51 per share of Common Stock, which is the average of the high and low prices of Common Stock reported on The Nasdaq Stock Market LLC on March 23, 2009.

(7)	Represents shares of Common Stock underlying options granted under the 2002 Plan. The registration fee is based on the exercise price of the options to purchase shares of Common Stock granted under the 2002 Plan, as set forth in the table below.

	Proposed	Proposed
	maximum	maximum
Amount to be	offering price per	aggregate
registered	share	offering price
45,000	$7.10	$319,500.00
12,000	$4.30	$51,600.00
300,918	$3.04	$914,790.72
52,500	$8.00	$420,000.00
46,625	$10.04	$468,115.00
25,000	$3.04	$76,000.00
97,675	$14.51	$1,417,264.25
108,000	$13.53	$1,461,240.00
162,750	$21.60	$3,515,400.00
510,528	$23.05	$11,767,670.40
1,124	$3.04	$3,416.96
30,000	$21.43	$642,900.00
6,000	$22.15	$132,900.00
562	$3.04	$1,708.48
189,625	$20.78	$3,940,407.50
227,375	$14.55	$3,308,306.25
187	$3.04	$568.48
30,000	$14.90	$447,000.00
562	$3.04	$1,708.48
125,000	$12.52	$1,565,000.00
50,000	$17.13	$856,500.00
125,900	$17.15	$2,159,185.00

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price per	aggregate
	registered	share	offering price
	25,000	$3.04	$76,000.00
	25,000	$23.05	$576,250.00
	101,000	$16.02	$1,618,020.00
	153,500	$11.40	$1,749,900.00
	864,581	$9.85	$8,516,122.85
	92,500	$9.00	$832,500.00
	117,500	$6.85	$804,875.00
	62,500	$6.02	$376,250.00
	41,000	$7.10	$291,100.00
	351,475	$11.50	$4,041,962.50
	264,079.50	$11.40	$3,010,506.30
	187,000	$10.39	$1,942,930.00
	182,200	$11.50	$2,095,300.00
	13,000	$10.85	$141,050.00
	39,500	$11.40	$450,300.00
	97,000	$11.40	$1,105,800.00
	237,000	$11.40	$2,701,800.00
	117,500	$11.40	$1,339,500.00
	78,250	$11.40	$892,050.00
	129,000	$11.40	$1,470,600.00
	134,200	$10.43	$1,399,706.00
	138,400	$8.53	$1,180,552.00
	38,250	$8.53	$326,272.50
	126,400	$8.41	$1,063,024.00
	81,600	$7.45	$607,920.00
	8,000	$7.82	$62,560.00
	533,496	$5.06	$2,699,489.76
	87,600	$6.00	$525,600.00
Total - 2002 Plan:	6,473,862.50		$75,369,122.43

(8)	Represents the remaining shares of Common Stock authorized for issuance under the 2002 Plan. The registration fee is based on a price of $5.51 per share of Common Stock, which is the average of the high and low prices of Common Stock reported on The Nasdaq Stock Market LLC on March 23, 2009.

(9)	Represents shares of Common Stock that may be issued under the 2001 Plan. The registration fee is based on a price of $5.51 per share of Common Stock, which is the average of the high and low prices of Common Stock reported on The Nasdaq Stock Market LLC on March 23, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
          Impax Laboratories, Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) in order to register 8,400 shares of common stock (including the Series A Junior Participating Preferred Stock Purchase Rights attached thereto), par value $0.01 per share (“Common Stock”), under the Impax Laboratories, Inc. 1995 Stock Incentive Plan, as amended, 2,097,548.25 shares of Common Stock under the Impax Laboratories, Inc. 1999 Equity Incentive Plan, as amended, 8,881,795.50 shares of Common Stock under the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan and 435,793 shares of Common Stock under the Impax Laboratories, Inc. 2001 Non-Qualified Employee Stock Purchase Plan (collectively, the “Plans”).
          The documents containing the information specified in Part I of the Registration Statement will be sent or given, without charge, to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
          Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
          Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to the participants in the Plans pursuant to Rule 428(b) promulgated by the Commission under the Securities Act or additional information about the Plans are available without charge by contacting:
Impax Laboratories, Inc.
121 New Britain Blvd.
Chalfont, PA 18914
(215) 997-2597
Attention: Arthur A. Koch, Jr.
Senior Vice President, Finance, and
Chief Financial Officer

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents and all other documents subsequently filed by the Company with the Commission, other than the information contained in these documents that was furnished to the Commission, as applicable, which information is not incorporated by reference in this Registration Statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents:
(i)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on March 12, 2009;

(ii)	The Company’s Current Report on Form 8-K filed with the Commission on March 5, 2009;

(iii)	The Company’s Current Report on Form 8-K filed with the Commission on January 30, 2009;

(iv)	The Company’s Current Report on Form 8-K filed with the Commission on January 22, 2009;

(v)	The Company’s Current Report on Form 8-K filed with the Commission on January 6, 2009;

(vi)	The Company’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on March 27, 2009; and

(vii)	The description of the Company’s Common Stock, including Series A Junior Participating Preferred Stock Purchase Rights attached thereto, which is incorporated by reference to the Company’s Registration Statement on Form 8-A filed with the Commission on March 13, 2009, pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.
          In addition, any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
          This section of the Registration Statement provides a description of the material terms of Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), the Restated Certificate of Incorporation of the Company (the “COI”) and the Bylaws of the Company (the “Bylaws”) related to the indemnification of the Company’s directors and officers and the limitation of the personal liability of the directors. The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of the foregoing sections of the DGCL as well as the COI and Bylaws.
Indemnification Provisions
          Section 145 of DGCL
          Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of such corporation described below) by reason of the fact that such person:

•	is or was a director, officer, employee or agent of such corporation; or

•	is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise.
          A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person:
•	acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
          Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor due to the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. However, a corporation may not indemnify such person in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses the Court of Chancery or such other court deems proper.
          Section 145(c) of the DGCL further provides that, to the extent that an officer or director of a Delaware corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter related to such action, suit or proceeding, the corporation must indemnify such person against the expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such defense.
          Pursuant to Section 145(e), a Delaware corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending any such action, suit or proceeding, provided that the officer or director undertakes to repay such amount if it is ultimately determined that such person is not entitled to the corporation’s indemnification.
          The indemnification and advancement of expenses provided by Section 145 of the DGCL is not exclusive of any other rights to which a person may be entitled under any corporation’s bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Furthermore, Section 145(g) of the DGCL authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.
          COI and Bylaws
          The COI provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons who the Company has the power to indemnify under Section 145 of DGCL against all expenses, liabilities or other matters covered by such Section 145.
          In addition, subject to certain conditions described below, the Bylaws require the Company to indemnify any person entitled to indemnification under Section 145 of the DGCL to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Company is required to indemnify a person in connection with a proceeding initiated by that person only if the board of directors authorized such proceeding.

          The Bylaws provide that any amount that a person who was or is serving at the Company’s request as a director, officer, employee or agent of another corporation or other entity may collect as indemnification from such other entity reduces the Company’s obligation to indemnify such person.
          The Bylaws require the payment of expenses (including attorneys’ fees) incurred in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.
          The Bylaws provide that the board of directors may authorize the maintenance of insurance on behalf of any person entitled to indemnification under Section 145 of the DGCL against any liability incurred by such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article IX of the Bylaws or the DGCL. Consistent with the provisions of Section 145 of the DGCL and the Bylaws, the Company maintains directors’ and officers’ liability insurance for the benefit of the Company and its stockholders in the amount of $10,000,000.
          The indemnification rights provided by the COI and Bylaws are not exclusive of any other rights to which those indemnified may have under any statute, certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, as applicable.
          Any repeal or modification of the foregoing provisions of Article IX of the Bylaws will not adversely affect any right or protection under such Article IX of any person in respect of any matters occurring prior to the time of such repeal or modification.
Limitation of Personal Liability
          Section 102(b)(7) of the DGCL provides that a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting personal liability of its directors to the corporation or its stockholders for monetary damages for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of a dividend or unlawful stock purchase or redemption as set forth in Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit.
          The COI eliminates the personal liability of the Company’s directors to the fullest extent permitted by section 102(b)(7) of the DGCL and provides that no amendment or repeal of Section ELEVENTH applies to the liability of any director for any acts or omissions of such director occurring prior to the effective date of such amendment or repeal. In addition, the Bylaws provide that no director will be personally liable to the Company or its stockholders for monetary damages for breach of the director’s fiduciary duty consistent with Section 102(b)(7) of the DGCL.
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.
          The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit Number	Description

4.1.1
Restated Certificate of Incorporation, dated August 30, 2004 (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Company’s Registration Statement on Form 10 filed on December 23, 2008).

4.1.2
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 21, 2009 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2009).

4.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).

4.4
Preferred Stock Rights Agreement, dated as of January 20, 2009, by and between Impax Laboratories, Inc. and StockTrans, Inc., as Rights Agent, including all exhibits thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2009).

4.5	Impax Laboratories, Inc. 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).*

4.6
Amendment No. 1 to Impax Laboratories, Inc. 1995 Stock Incentive Plan, dated July 1, 1998 (incorporated by reference to Exhibit 10.3.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.7
Amendment No. 2 to Impax Laboratories, Inc. 1995 Stock Incentive Plan, dated May 25, 1999 (incorporated by reference to Exhibit 10.3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.8	Impax Laboratories, Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.9
Form of Stock Option Grant under the Impax Laboratories, Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.4.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.10
Impax Laboratories, Inc. 2001 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).*

4.11
Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on March 27, 2009).*

4.12
Form of Stock Option Grant under the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.6.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.13
Form of Stock Bonus Agreement under the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.6.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

5.1	Opinion of Blank Rome LLP.

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

*	Management compensation plan or arrangement.
Item 9. Undertakings.
(a) Rule 415 offering.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) Filings incorporating subsequent Exchange Act documents by reference.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Request for acceleration of effective date or filing of registration statement becoming effective upon filing.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on March 26, 2009.

IMPAX LABORATORIES, INC.
By:	/s/ Larry Hsu, Ph.D
Larry Hsu, Ph.D
President and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Larry Hsu, Ph.D, and Arthur A. Koch, Jr., his true and lawful attorneys-in-fact and agents with full power of substitution or re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	date

/s/ Larry Hsu, Ph.D Larry Hsu, Ph.D	President, Chief Executive Officer (Principal Executive Officer) and Director	March 26, 2009

/s/ Arthur A. Koch, Jr. Arthur A. Koch, Jr.	Senior Vice President, Finance, and Chief Financial Officer (Principal Accounting and Financial Officer)	March 26, 2009

/s/ Leslie Z. Benet, Ph.D. Leslie Z. Benet, Ph.D.	Director	March 26, 2009

/s/ Robert L. Burr Robert L. Burr	Chairman of the Board	March 26, 2009

/s/ Nigel Ten Fleming, Ph.D. Nigel Ten Fleming, Ph.D.	Director	March 26, 2009

/s/ Michael Markbreiter Michael Markbreiter	Director	March 26, 2009

/s/ Oh Kim Sun Oh Kim Sun	Director	March 26, 2009

/s/ Peter R. Terreri Peter R. Terreri	Director	March 26, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1.1
Restated Certificate of Incorporation, dated August 30, 2004 (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Company’s Registration Statement on Form 10 filed on December 23, 2008).

4.1.2
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on January 21, 2009 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2009).

4.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).

4.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).

4.4
Preferred Stock Rights Agreement, dated as of January 20, 2009, by and between Impax Laboratories, Inc. and StockTrans, Inc., as Rights Agent, including all exhibits thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2009).

4.5	Impax Laboratories, Inc. 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).*

4.6
Amendment No. 1 to Impax Laboratories, Inc. 1995 Stock Incentive Plan, dated July 1, 1998 (incorporated by reference to Exhibit 10.3.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.7
Amendment No. 2 to Impax Laboratories, Inc. 1995 Stock Incentive Plan, dated May 25, 1999 (incorporated by reference to Exhibit 10.3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.8	Impax Laboratories, Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.9
Form of Stock Option Grant under the Impax Laboratories, Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.4.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

4.10
Impax Laboratories, Inc. 2001 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed with the Commission on October 10, 2008).*

4.11
Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on March 27, 2009).*

4.12
Form of Stock Option Grant under the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.6.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

Exhibit Number	Description

4.13
Form of Stock Bonus Agreement under the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.6.2 to the Company’s Annual Report on Form 10-K filed with the Commission on March 12, 2009).*

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

*	Management compensation plan or arrangement.